Exhibit 99.1

HEYU BIOLOGICAL TECHNOLOGY CORPORATION ANNOUNCES APPOINTMENT OF NEW CHIEF FINANCIAL OFFICER

Heyu Biological Technology Corporation (the “Company”) is pleased to announce that it has appointed Mr. Bo Lyu as its Chief Financial Officer, effective November 30, 2021.

Prior to joining the Company, Mr. Bo Lyu served as financial controller of Building Dreamstar Technology Inc. from August 2020 to October 2021. From December 2017 to April 2019, Mr. Lyu served as the board secretary of Dragon Victory International Limited (Nasdaq: LYL). From 2014 to August 2017, Mr. Lyu served as the board secretary of Hailiang Education Group Inc. (Nasdaq: HLG). From 2009 to 2013, Mr. Lyu worked as an investment manager in Hailiang Group Co. Ltd., the then parent company of Hailiang Education Group Inc., Zhejiang Hailiang Co. Ltd. (SSE Listed: 002203), and Hailiang International Holding Co. Ltd. (HKSE listed: 02336). Mr. Lyu received his bachelor’s degree in international investment from Wuhan University in 2001 and his master’s degree in Finance from the National Economics Department of Albert-Ludwigs-Universität Freiburg in 2008. He also holds the Certificate of Board Secretary from Shenzhen Stock Exchange and is a CFA II candidate.